EXHIBIT 10.2

ASSET TRANSFER AGREEMENT

This ASSET TRANSFER AGREEMENT (“Agreement”) is made and entered into as of July 29, 2025, (the “Effective Date”) by and among, on one hand, NeuralBase AI Ltd., a Nevada corporation (“Assignee”), and Ahmed Mohammed Zaheer Uddin, an individual, (“Assignor”). Buyer and Seller are sometimes referred to herein individually as a “Party” and collectively as the “Parties” to this Agreement. The capitalized terms used herein and not otherwise defined herein have the meanings given to such terms as set forth in Appendix A hereto.

BACKGROUND

WHEREAS, on July 29, 2025, the Parties entered into an Asset Purchase Agreement, a copy of which is attached hereto as “Exhibit A”, (the “APA”), pursuant to which Assignee acquired various proprietary assets and intellectual property related to an AI-powered mobile health diagnostics platform known as HeartEase – AI-Powered Early Detection of Heart Abnormalities. HeartEase is a mobile and AI-driven diagnostic platform designed to detect early signs of heart conditions using nothing more than a smartphone's built-in microphone (any and all assets conveyed by Assignor to Assignee per the terms of the APA are collectively referred to hereinafter as the “Assets”).

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Assignment and Transfer. Assignor hereby irrevocably assigns and transfers to Assignee all of Assignor’s rights, title, and interest in and to the Assets, and any goodwill associated therewith. Assignee hereby accepts such assignment and transfer. Assignor agrees to cooperate fully in facilitating the transfer to Assignee of the Assets on an as needed basis to affect such transfer.

2. Future Use of the Assets. Once Assignee becomes the owner of the Assets, Assignor shall not make any use, either for their own benefit or for the benefit of any other person or entity, of the Assets. Assignor agrees that, and all entities controlled or are associated with Assignor, shall not in the future register, use, apply to register or assist any third party with registering, use or apply to register a domain name, trademark, or designation that comprises or includes, whether alone or in combination with each other or with other words, the Assets.

3. Liabilities. Assignee shall assume any and all liabilities and obligations associated with the Assets. The indemnification procedures are set forth in Section 5.

4. Representations and Warranties.

(a) Representations and Warranties of Assignee. Assignee represents and warrants that (i) Assignee has full power and authority to enter into this Agreement and will be bound by and perform its obligations under this Agreement; (ii) this Agreement, when signed and delivered by Assignee, will be duly and validly executed, and delivered and will be the valid and binding obligation of Assignee, enforceable against Assignee, in accordance with its terms.

(b) Representations and Warranties of Assignor. Assignor represents and warrants that (i) Assignor has full power and authority to enter into this Agreement and will be bound by and perform its obligations under this Agreement; (ii) this Agreement, when signed and delivered by Assignor, will be duly and validly executed and delivered and will be the valid and binding obligation of Assignor, enforceable against Assignor, in accordance with its terms; (iii) neither the signing and delivery of this Agreement by Assignor, nor the performance by Assignor of its obligations under this Agreement, will violate any law, statute, rule, or regulation or order, judgment, injunction, or decree of any court, administrative agency, or governmental body applicable to Assignor; (iv) Assignor has not taken any action to assign, transfer, or encumber the Assets; (v) Assignor is not legally bound by any agreements or obligation relating to the Assets that could (a) obligate Assignor or Assignee to license or otherwise grant rights to any other person or entity in the Assets, (b) result in a claim against or lien on the Assets, or (c) prohibit the arrangements contemplated hereby or result in a claim with respect to the Assets; (vi) Assignor owns and possesses all rights, title, and interest in and to the Assets; (vii) Assignor has no knowledge of any existing threatened or known claims or liabilities related to the Assets; and (vii) the Assets are free and clear of any liens, security interests, or other encumbrances.

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5. Indemnification. Each Party shall indemnify and hold harmless the other Party, its officers, directors, employees, agents, affiliates, successors, and assigns for any and all costs, expenses, and liabilities, including reasonable attorney's fees, arising out of such party’s acts or omissions in performing or failing to perform its obligation under this Agreement, including breach of any provision, representation, or warranty set forth in this Agreement. The obligations of each Party (the “Indemnitor”) under this Agreement to defend, indemnify, and hold harmless the other Party and its affiliates, and their respective employees, representatives and agents (each, an “Indemnitee”) shall be subject to the following: (a) the Indemnitee shall provide the Indemnitor with prompt notice of any claims, demands, causes of action, proceedings, or lawsuits (“Claim”) giving rise to such obligation; provided, however, that any failure or delay in giving such notice shall only relieve the Indemnitor of its obligation to defend, indemnify, and hold the Indemnitee harmless to the extent it reasonably demonstrates its defense or settlement of the Claim was adversely affected thereby; (b) the Indemnitor shall have sole control of the defense and of all negotiations for settlement of such Claim; and (c) the Indemnitee shall cooperate with the Indemnitor in the defense or settlement of any such Claim at the Indemnitor’s expense. Notwithstanding the foregoing, the Indemnitor shall not settle any claim unless such settlement completely and forever releases the Indemnitee from all liability with respect to such Claim or unless the Indemnitee consents to such settlement in writing. Where the Indemnitor does not request the Indemnitee to cooperate in the defense or settlement of any such Claim in which the Indemnitee is involved, the Indemnitee may participate in the defense of the Claim at its own expense.

6. Confidentiality. Neither Party shall disclose the existence or terms of this Agreement without the express written consent of the other party, except for disclosures required by applicable law.

7. Entire Agreement. This Agreement and any schedules or exhibits hereto constitute the entire agreement of Parties with respect to the subject matter hereof and supersede any prior or contemporaneous agreements (whether written or oral) between the Parties with respect to the subject matter contained herein. This Agreement may be amended or modified only by a writing signed by each party hereto.

8. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada, without reference to any choice of law principles.

9. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and will be deemed fully executed when both parties have affixed authorized signatures, whether or not on a single page. Signatures received via facsimile shall be as legally binding for all purposes as an original signature.

10. Successors and Assigns. This Asset Transfer Agreement shall bind and inure to the benefit of the Parties and their respective affiliates, successors, and assigns.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date set forth above by and through their duly authorized agents.

ASSIGNEE:

NEURALBASE AI LTD.

By:	/s/ Vighnesh Dobale
Name:	Vighnesh Dobale
Title:	CEO

ASSIGNOR:

AHMED MOHAMMED ZAHEER UDDIN

By:	/s/ Ahmed Mohammed Zaheer Uddin
Name:	Ahmed Mohammed Zaheer Uddin
An:	Individual

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